COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
          IN PREMIER VALUE FUND CLASS A SHARES AND THE
          STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX


          EXHIBIT A:
          __________________________________________________
         |           |     STANDARD      |     PREMIER     |
         |           |   & POOR'S 500    |      VALUE      |
         |  PERIOD   |  COMPOSITE STOCK  |      FUND       |
         |           |   PRICE INDEX *   |(CLASS A SHARES) |
         |-----------|-------------------|-----------------|
         | 10/16/86  |            10,000 |           9,550 |
         | 10/31/86  |            10,000 |           9,580 |
         | 10/31/87  |            10,640 |          12,092 |
         | 10/31/88  |            12,210 |          12,440 |
         | 10/31/89  |            15,428 |          15,997 |
         | 10/31/90  |            14,274 |          15,948 |
         | 10/31/91  |            19,044 |          21,769 |
         | 10/31/92  |            20,939 |          21,324 |
         | 10/31/93  |            24,061 |          25,527 |
         | 10/31/94  |            24,988 |          23,759 |
         | 10/31/95  |            31,587 |          26,713 |
         | 10/31/96  |            39,194            30,974 |
         |-------------------------------------------------|

          * Source: Lipper Analytical Services, Inc.